3Q25 Financial Results October 15, 2025

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward- looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “likely,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, tariffs, inflationary pressures, and labor shortages that adversely affect the general economy, housing prices, the job market, consumer confidence, and spending habits; • The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment; • Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms; • The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position; • The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin; • Our ability to execute on our strategic business initiatives and achieve our financial performance goals across our Consumer and Commercial businesses, including our Private Bank; • The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to comply with heightened supervisory requirements and expectations as well as new or amended regulations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • The effect of changes in interest rates on our net interest income, net interest margin, mortgage originations, mortgage servicing rights, and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources, and affect the ability to originate and distribute financial products in the primary and secondary markets; • Financial services reform and other current, pending, or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks that could adversely affect our reputation, operations, business, and customers; • A failure in, or breach of, our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyberattacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, balance sheet growth, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from, or pay any dividends to, holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures, with those denoted as Underlying for any given reporting period excluding certain items that may occur in that period which management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe those measures denoted as Underlying in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

3Q25 GAAP summary

$s in millions	3Q25	2Q25	3Q24	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %
Net interest income	$ 1,488	$ 1,437	$ 1,369	$ 51	4 %	$ 119	9 %
Noninterest income	630	600	532	30	5	98	18
Total revenue	2,118	2,037	1,901	81	4	217	11
Noninterest Expense	1,335	1,319	1,259	16	1	76	6
Pre-provision profit	783	718	642	65	9	141	22
Provision for credit losses	154	164	172	(10)	(6)	(18)	(10)
Income before income tax expense	629	554	470	75	14	159	34
Income tax expense	135	118	88	17	14	47	53
Net income	$ 494	$ 436	$ 382	$ 58	13 %	$ 112	29 %
Preferred dividends/other[1]	37	34	38	3	9	(1)	(3)
Net income available to common stockholders	$ 457	$ 402	$ 344	$ 55	14 %	$ 113	33 %
$s in billions							
Average interest-earning assets	$ 197.6	$ 196.3	$ 197.2	$ 1.3	1 %	$ 0.4	— %
Average deposits	$ 176.0	$ 174.1	$ 174.1	$ 1.8	1 %	$ 1.9	1 %
Performance metrics							
Net interest margin	2.99 %	2.94 %	2.76 %	5 bps		23 bps	
Net interest margin, FTE[2]	3.00	2.95	2.77	5		23	
Loan-to-deposit ratio (period-end)	78.3	79.6	80.8	(130)		(259)	
ROTCE	11.7	11.0	9.5	70		230	
Efficiency ratio	63.0	64.8	66.2	(173)		(320)	
Noninterest income as a % of total revenue	30 %	29 %	28 %	34 bps		180 bps	
Full-time equivalent colleagues	17,496	17,677	17,329	(181)	(1)	167	1
Operating leverage					2.78 %		5.39 %
Per common share							
Diluted earnings	$ 1.05	$ 0.92	$ 0.77	$ 0.13	14 %	$ 0.28	36 %
Tangible book value	$ 36.73	$ 35.23	$ 33.54	$ 1.50	4 %	$ 3.19	10 %
Average diluted shares outstanding (in millions)	435.5	436.5	449.9	(1.1)	— %	(14.4)	(3) %

3

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 33.

4 3Q25 Underlying financial summary(1) Q/Q Y/Y $s in millions 3Q25 $/bps % $/bps % Net interest income $ 1,488 $ 51 4% $ 119 9 % Noninterest income 630 30 5 96 18 Total revenue 2,118 81 4 215 11 Noninterest expense 1,335 16 1 87 7 Pre-provision profit 783 65 9 128 20 Provision for credit losses 154 (10) (6) (18) (10) Net income available to common stockholders $ 457 $ 55 14% $ 103 29 % Performance metrics Diluted EPS $ 1.05 $ 0.13 14% $ 0.26 33 % Efficiency ratio 63.0% (173) bps (258) bps Noninterest income as a % of total revenue 30% 34 bps 170 bps ROTCE 11.7% 70 bps 204 bps Tangible book value per share $ 36.73 $ 1.50 4% $ 3.19 10 % See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 33. 3Q25 2Q25 3Q24 Notable items impacts Pre-tax EPS Pre-tax EPS Pre-tax EPS ($s in millions except per share data) Integration-related $ — $ — $ — $ — $ (2) $ — TOP/Other — — — — (11) (0.02) Total $ — $ — $ — $ — $ (13) $ (0.02)

3Q25 financial performance detail

$s in millions	(A) Legacy Core[1]	(B) Private Bank	(C) = (A) + (B) Core	(D) Non-Core[2]	(E) = (C) + (D) Total CFG
Net interest income	$1,394	$100.2	$1,495	$(7)	$1,488
Noninterest income	606	20.2	626	4	630
Total revenue	2,000	120.4	2,121	(3)	2,118
Noninterest Expense	1,250	73.0	1,323	12	1,335
Pre-provision profit	750	47.4	798	(15)	783
Provision for credit losses	150	—	150	4	154
Income before income tax expense	600	47.4	648	(19)	629
Income tax expense	128	12.0	140	(5)	135
Net income	472	35.4	508	(14)	494
Preferred dividends/other[3]	37	—	37	—	37
Net income available to common stockholders	$435	$35.4	$471	$(14)	$457
Contribution to total CFG Diluted EPS	$1.00	$0.08	$1.08	$(0.03)	$1.05
$s in billions					
Interest-earning assets (spot)	$188	$5.9	$194	$3.4	$198
Loans (spot)	132	5.9	138	3.0	141
Deposits (spot)	168	12.5	180	—	180
Risk-weighted assets (spot)	159	6.4	165	3.5	169
Performance metrics:					
Net interest margin, FTE[4]	2.94%	---	3.07%	(0.63)%	3.00%
Loan-to-deposit ratio (spot)	78.8	47.6	76.6	---	78.3
CET1 capital ratio[5]	11.3	---	10.9	---	10.7
ROTCE	11.2	---	12.1	---	11.7
Efficiency ratio	62.5	60.6	62.4	---	63.0
Noninterest income as a % of total revenue	30.3	16.8	29.5	---	29.7

See pages 34-35 for notes.

5

3Q25 Overview[1]

Strong 3Q25 results

- EPS of $1.05 reflects strong revenue growth, positive operating leverage of 3% QoQ
  - Continued good Private Bank progress, contributing $0.08 to EPS, up $0.02 QoQ
  - ROTCE of 11.7%, up 70 bps QoQ
- PPNR of $783 million, up 9% QoQ
  - NII up 3.5% as NIM continues to steadily move higher, up 5 bps to 3.00%
  - Strong fee performance led by Capital Markets, up 58% QoQ; 77% YoY, and Wealth, up 6% QoQ; 22% YoY
  - Disciplined expense management; efficiency ratio improved ~170 bps to 63.0%

PPNR up 9% QoQ; 20% YoY

$s in millions	3Q25	QoQ	YoY
NII	$1,488	3.5 %	8.7 %
Fees	630	5.0	18.0
Expenses	1,335	1.2	7.0

Maintaining a strong capital and liquidity position

- Maintained a strong capital position while continuing to repurchase shares
  - CET1 ratio of 10.7%[2]; 9.4% adjusted for AOCI opt-out removal
- Strong liquidity profile; spot LDR of 78.3%; pro forma LCR well exceeds Category I Bank requirement of 100%
- Average deposits up ~$2 billion, or 1% QoQ driven by growth in Private Bank and Commercial, partly offset by reduced Treasury brokered and retail time deposits

Positive trends in loans and credit

- Loans up 1% QoQ on a spot basis with growth driven by the Private Bank and retail
- Net charge-offs of 46 bps, down 2 bps QoQ, with continuing favorable credit trends
- Strong ACL coverage of 1.56%, down slightly QoQ; reflects improving loan mix

Well positioned for the medium term

- Private Bank buildout tracking well; adding wealth teams and opening new PBOs; achieving both growth and attractive returns
- Good visibility and confidence in driving NIM, NII higher over the medium term
- Strong execution of strategic initiatives (Private Bank, NYC Metro, Private Capital, Payments) continues
- TOP 10 progressing well towards ~$100 million pre-tax run-rate benefit by year-end 2025; continuing to develop the initiatives for 'Reimagine the Bank' (multi-year transformational TOP program)

6

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 33.

7 2.95% 0.02% 0.02% 0.01% (0.01)% 0.01% 3.00% 2Q25 Non-Core impact Terminated Swaps Fixed-rate asset repricing Balance sheet mix and pricing Day count/ Other 3Q25 $197.2B $196.6B $195.1B $196.3B $197.6B $1,369 $1,412 $1,391 $1,437 $1,488 2.77% 2.87% 2.90% 2.95% 3.00% 3Q24 4Q24 1Q25 2Q25 3Q25 ■ NII up 3.5%, reflects higher NIM and a 1% increase in average interest-earning assets – NIM of 3.00%, up 5 bps QoQ, largely given the time- based benefits of Non-Core runoff and lower terminated swap impacts ■ Interest-earning assets yield of 4.92%, up 3 bps, reflects fixed-rate asset repricing benefit of securities and mortgage, as well as retail mix improvement, and lower terminated swap impact on C&I yields ■ Interest-bearing deposit costs were stable at 2.35%; cumulative interest-bearing deposit down-beta of ~53% ■ Total deposit costs down 1 bp to 1.84%; total cost of funds down 2 bps to 2.05% Net interest income NII and NIM Average interest-earning assets Net interest income NIM, FTE Linked Quarter NIM 2Q25 to 3Q25 $s in millions, except earning assets * Includes ~(1) basis point impact related to active receive-fixed swaps Time-based NIM benefit *

Noninterest income[1]

Noninterest income details

$s in millions	3Q25	2Q25	3Q24	$ Q/Q	$ Y/Y
Service charges and fees	$ 112	$ 111	$ 109	$ 1	$ 3
Capital markets fees	166	105	94	61	72
Card fees	87	90	87	(3)	—
Wealth fees	93	88	76	5	17
Mortgage banking fees	49	73	46	(24)	3
FX and derivative products	42	41	36	1	6
Letter of credit and loan fees	48	45	45	3	3
Securities gains, net	2	5	9	(3)	(7)
Other income[2]	31	42	32	(11)	(1)
Noninterest income, underlying	$ 630	$ 600	$ 534	$ 30	$ 96
Notable items [3]	—	—	(2)	—	2
Noninterest income, reported	$ 630	$ 600	$ 532	$ 30	$ 98

Noninterest income



$s in millions
+18% YoY
+5% QoQ
$532
$534
$574
$564
$544
$600
$630
3Q24*
4Q24
1Q25
2Q25
3Q25
Underlying
Notable items

Linked Quarter

- Noninterest income of $630 million, up 5%
  - Capital markets fees increased $61 million, driven by higher M&A, debt underwriting and loan syndication fees. M&A fees reflect several significant deals pushed from Q2, as well as a broader increase in activity
  - Wealth fees increased $5 million, given an increase in advisory fees, driven by net inflows and market appreciation
  - Card fees decreased $3 million, reflecting lower balance transfer activity
  - Mortgage banking fees decreased $24 million, primarily due to lower MSR valuation changes, net of hedge impact
  - Other income decreased $11 million, given a higher level of various revenue items in the prior quarter

Year-Over-Year

- Underlying noninterest income of $630 million, up 18%
  - Capital markets fees increased $72 million, driven by higher M&A, loan syndications and equity underwriting fees
  - Wealth fees increased $17 million, reflecting growth in AUM, primarily from the Private Bank
  - FX and derivative products increased $6 million given increased client foreign exchange hedging activity

*3Q24 has notable items of ($2MM)

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 33.

8

Noninterest expense[1]

Noninterest expense details

$s in millions	3Q25	2Q25	3Q24	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 705	$ 681	$ 643	$ 24	$ 62
Equipment & software	197	193	192	4	5
Outside services	161	169	144	(8)	17
Occupancy	106	108	107	(2)	(1)
Other operating expense	166	168	162	(2)	4
Noninterest expense, underlying	$ 1,335	$1,319	$1,248	$ 16	$ 87
Notable items [1]	—	—	11	—	(11)
Noninterest expense, reported	$ 1,335	$1,319	$1,259	$ 16	$ 76
Full-time equivalents (FTEs)	17,496	17,677	17,329	(181)	167

Noninterest expense



$s in millions
65.6%
65.4%
67.9%
64.8%
63.0%
$1,259
$1,248
$1,316
$1,292
$1,314
$1,319
$1,335
3Q24
4Q24
1Q25
2Q25
3Q25
Underlying
Notable items
Efficiency ratio, underlying

Linked Quarter

- Noninterest expense of $1.3 billion, up 1%
  - Salaries and benefits increased $24 million, reflecting hiring related to the Private Bank and Private Wealth buildout, increased medical benefit costs, and strong Capital Markets fee performance
  - Outside services decreased $8 million, primarily driven by technology and vendor efficiencies
  - Occupancy decreased $2 million, driven by branch optimization actions
  - Other operating expense decreased $2 million, primarily reflecting lower deposit insurance and advertising costs

Year-Over-Year

- Underlying noninterest expense of $1.3 billion, up 7%
  - Salaries and benefits increased $62 million, reflecting hiring related to the Private Bank and Private Wealth buildout, strong Capital Markets fee performance, and increased medical benefit costs
  - Equipment and software increased $5 million, given technology investments
  - Outside services increased $17 million, largely driven by investments across the enterprise
  - Other operating expense increased $4 million, reflecting higher travel and marketing-related costs, partly offset by lower deposit insurance

9

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 33.

Loans and leases



Period-end loans and leases
$s in billions
$141.6
$139.2
$137.6
$139.3
$140.9
$133.7
$132.3
$133.4
$135.7
$137.9
~2% QoQ
$7.9
$6.9
$4.2
$3.6
$3.0
~17% QoQ
3Q24
4Q24
1Q25
2Q25
3Q25
Non-Core
Core



Average loans and leases
$s in billions
$142.0
$140.9
$139.7
$138.8
$140.0
5.50%
5.35%
5.26%
5.31%
5.35%
$133.6
$133.5
$133.3
$134.9
$136.7
~1% QoQ
$8.4
$7.4
$6.4
$3.9
$3.3
~16% QoQ
3Q24
4Q24
1Q25
2Q25
3Q25
Non-Core
Core
Loan yield

Linked Quarter

- Period-end loans up 1%; Core loans up 2%
  - Private Bank growth of $1.0 billion, driven primarily by commercial line utilization and mortgage
  - Commercial* up slightly given an increase in capital call line utilization, partially offset by CRE paydowns and balance sheet optimization actions
  - Retail* up $1.1 billion, driven by home equity and mortgage
  - Non-Core loans down $0.6 billion, reflecting continued runoff
- Average loans up 1%; Core loans up 1%
- Loan yield of 5.35%, up 4 bps QoQ, including the benefit of lower swap expense

Year-Over-Year

- Period-end loans down $0.8 billion, or 1%, reflecting Non-Core runoff of $4.9 billion; Core loans up $4.1 billion, or 3%
  - Private Bank growth of $3.9 billion, primarily in commercial line utilization
  - Retail* up $2.4 billion, driven by home equity and mortgage
  - Commercial* down $2.2 billion, reflecting paydowns in CRE and balance sheet optimization actions, partially offset by higher line utilization
- Average loans down $2.0 billion, or 1%; Core loans up 2%

*Excludes Non-Core portfolio and Private Bank. See page 42 for details.

10

11 $174.1 $174.3 $172.7 $174.1 $176.0 3Q24 4Q24 1Q25 2Q25 3Q25 Deposit performance and cost of funds $s in billions Average deposits 2.26% 2.02% 1.87% 1.85% 1.84% 2.86% 2.55% 2.37% 2.35% 2.35% Total deposit costs Interest-bearing deposit costs CommercialConsumer Treasury/Other Year-Over-YearPeriod-end deposits Linked Quarter ■ Average deposits up 1%, driven by growth in Private Bank and Commercial, partially offset by a reduction in higher- cost Treasury brokered and retail time deposits ■ Period-end deposits up 3%, driven by the Private Bank and Commercial, partially offset by a decrease in Treasury brokered and retail savings deposits ■ Interest-bearing deposit costs stable at 2.35% – Cumulative interest-bearing deposit down beta of ~53% ■ Total deposit costs down 1 bp ■ Total cost of funds down 2 bps $s in billions ■ Average deposits up 1% ■ Period-end deposits up $4.8 billion, or 3%, primarily reflecting growth in the Private Bank of $6.9 billion, partially offset by a $4.2 billion reduction in higher-cost Treasury brokered deposits ■ Interest-bearing deposit costs down 51 bps ■ Total deposit costs down 42 bps ■ Total cost of funds down 43 bps $175.2 $174.8 $177.6 $175.1 $180.0 Consumer Commercial Treasury/Other 3Q24 4Q24 1Q25 2Q25 3Q25

12 Branch deposits 47% Citizens Access 5% Private Bank/ Private Wealth 8% Business Banking 12% Commercial 26% Treasury/ Other 2% As of 9/30/25 Highly diversified and retail-oriented deposit base $180.0B Period-end deposits Peer Avg(1) Business mix Product mix Stable retail deposits(1) (excludes Private Bank/Private Wealth) 41% 43% 42% 21% 22% 22% 20% 21% 20% NIB Low-cost deposits 3Q24 2Q25 3Q25 % NIB and low-cost deposits (2) 56% 67% 66% 2Q25 2Q25 3Q25 See pages 34-35 for notes. NIB 22% Checking With Interest 20% Savings 9% Citizens Access Savings 4% Money Market 33% Time 12% As of 9/30/25

13 $172 $162 $153 $164 $154 $192 $189 $200 $167 $162 0.54% 0.53% 0.58% 0.48% 0.46% Provision for credit losses Net charge-offs Net c/o ratio 3Q24 4Q24 1Q25 2Q25 3Q25 0.51% Credit quality overview $s in millions $s in millions Credit provision expense; net charge-offs $1,687 $1,664 $1,582 $1,524 $1,518 $1,071 $1,017 $983 $939 $933 $616 $647 $599 $585 $585 136% 136% 140% 145% 145% Commercial Retail ACL to nonaccrual loans and leases 3Q24 4Q24 1Q25 2Q25 3Q25 Nonaccrual loans Net charge-offs associated with Non-Core transaction $175 Net charge-off ratio - excluding Non-Core transaction Commentary ■ Net charge-offs of $162 million, or 46 bps of average loans, down from $167 million, or 48 bps in 2Q25 driven primarily by a decrease in C&I ■ Nonaccrual loans are down slightly QoQ, driven by C&I and CRE

Allowance for credit losses

Allowance for credit losses



$s in millions
Total ACL ratio
1.61%
1.62%
1.61%
1.59%
1.56%
$2,286
$2,259
$2,212
$2,209
$2,201
1.88%
1.86%
1.86%
1.77%
1.74%
1.34%
1.39%
1.34%
1.39%
1.37%
3Q24
4Q24
1Q25
2Q25
3Q25
Retail
Commercial
Retail ACL(1)
Commercial ACL(1)

Commentary

- The allowance for credit losses decreased slightly given improving loan mix, primarily reflecting the Non-Core portfolio reduction, reduced CRE and lower loss-content originations
- The economic forecast supporting the allowance is relatively stable to the prior quarter, which reflects a mild recession and contemplates a potential macroeconomic impact from tariffs
  - Real GDP decline of 0.5% start-to-trough and peak unemployment of 5.2%, unchanged versus the 2Q25 assumptions
  - In addition, we apply a more severe scenario against areas of concern, such as General Office

CRE General Office reserve

	3Q25		2Q25	
Balance ($B)	$ 2.52		$ 2.73	
ACL ($MM; % coverage)	$ 314	12.4 %	$ 322	11.8 %
Cumulative NCOs* ($MM)	$ 527		$ 490	

*Cumulative losses since 3/31/23

General Office key reserve assumptions

	Current assumptions
Property valuations, peak-to-trough % decline	~72%
Avg. loss severity (%)	~43%
Default rate (%)	~29%
General Office ACL coverage	12.4%
Allowance for credit losses	$314 million

- CRE General Office portfolio of $2.52 billion, down modestly QoQ reflecting paydowns and charge-offs
- Strong ACL coverage of General Office informed by a severe recession scenario combined with a loan-by-loan analysis
  - ACL coverage for CRE General Office of 12.4% compares with 11.8% in 2Q25
  - NCOs of~$527 million since March 31, 2023 plus the current ACL balance of $314 million equates to a potential loss rate of ~20%** on this portfolio, stable with 2Q25

*** Potential loss rate calculated relative to the $4.1B General Office portfolio balance at 3/31/23, the start of loss emergence.*

See pages 34-35 for notes.

14

15 Strong capital position $s in billions (period-end) 3Q24 4Q24 1Q25 2Q25 3Q25 Basel III basis(1) Common equity tier 1 capital $ 17.9 $ 17.9 $ 17.8 $ 17.8 $ 18.0 Risk-weighted assets $ 168.6 $ 165.7 $ 166.9 $ 168.0 $ 168.9 Common equity tier 1 ratio 10.6% 10.8% 10.6% 10.6% 10.7 % Tier 1 capital ratio 11.9% 12.1% 11.9% 11.9% 11.9 % Total capital ratio 13.9% 14.0% 13.9% 13.8% 13.9 % Tangible common equity ratio 7.0% 6.8% 7.0% 7.2% 7.4 % TBV/share CET1 $ % 2Q25 10.60% $35.23 Net Income 0.29 1.15 3.3% Common and preferred dividends (0.13) (0.50) (1.4) RWA increase (0.06) Treasury stock (0.04) (0.05) (0.1) Goodwill and intangibles — 0.01 — AOCI — 0.86 2.4 Other 0.02 0.03 0.1 Total change 0.08 1.50 4.3% 3Q25 10.68% $36.73 CET1 ratio remains strong(2) Highlights ■ 3Q25 CET1 ratio of 10.7% – 9.4% CET1 ratio adjusted for AOCI opt-out removal ■ TBV/share of $36.73, up 4% QoQ, reflects higher net income and AOCI benefit from lower long-term rates – Tangible common equity ratio of 7.4%, up 16 bps QoQ ■ Total capital returned to shareholders was $259 million in 3Q25 – Paid $184 million in common dividends to shareholders – Repurchased $75 million of common stock at a weighted-average price of $49.46 ■ The Board of Directors declared an increase in the quarterly common dividend to $0.46, up $0.04 QoQ, or 9.5%, payable in 4Q25 See pages 34-35 for notes.

Transformed Consumer Bank

Significant investments over the years have resulted in a higher-quality retail deposit franchise

Strong deposit franchise grounded in primary relationships and high-quality customer growth

~56%

Of households* are **mass affluent and above**[(1)]

(Aug '25)

~19%

Growth in **average low-cost deposit balances** per household*

(Dec '19-Sep '25)

Differentiated lending platform with focus on **building relationships**

Citizens FastLine

Industry-leading HELOC journey enabled by advanced analytics and digital innovation

~10% CAGR growth in home equity loans since 2022

Launched continuum of Card products in 2Q25



Significant potential to **scale NY Metro** and capture more affluent households

$s in billions

Retail deposits NYC Metro

Up ~6%


$10.5
$11.1
3Q24
3Q25



Key priorities over the next 12-18 months

- Further optimize in-footprint retail network to drive low-cost deposit growth
- Deepen household relationships with Wealth, HELOC, Card
- Continued focus on enhancing customer digital experience

*Household defined as retail branch checking households; excludes Citizens Access, Business Banking and Private Bank

See pages 31-32 for notes.

16

Best-positioned Commercial Bank

Focused on middle market, mid-corporate, sponsor clients

Built a formidable full-service corporate bank

- Multi-year investments in talent, capabilities, industry expertise to serve clients through their life cycle
- Built out global markets, securities businesses, advisory and wealth capabilities
- Focused on key growth verticals, i.e., Digital infrastructure, Gaming, Industrials, and Transportation and Logistics
- Enhanced Treasury Solutions; delivering integrated payments platforms

Focused on high-growth markets

- Expanded to a national focus; growing client base and continued expansion in high-potential geographies NYC Metro, Florida and California
  - Middle market loan growth up 19% YoY across these markets
- Poised for additional upside in Capital Markets
- Investing for growth opportunities in Commercial Payments
- Developed full-service capabilities for private capital

Fully-integrated client coverage

- Strong integrated coverage model serving middle market, mid-corporate and private capital
- Collaborating with Private Bank/Private Wealth to deliver full product suite
- Expanding leveraged finance and M&A opportunities across middle market, sponsor client base
- Looking to leverage digitization and AI to unlock the next wave of efficiency and improve client experience

GLOBAL FINANCE

Best Bank for Treasury and Cash Management 2025; eighth consecutive year


THE BIG BANK THEORY
WINNER
CITIZENS

2025 Best New Embedded Finance Platform category

AMERICAN BANKER

Innovation of the Year Award for our work in Open Banking and APIs

Delivering results

Total Commercial Banking fees


+9%
2015
2025 YTD

Revenue CAGR 2015 to 2025 YTD[1]

3Q25 - Second strongest Capital Markets quarter ever

Up 58% QoQ, 77% YoY

Strong pipelines across M&A, debt and equity underwriting, and loan syndications

Commercial Payments revenue up 7%[2]

3Q25 YTD vs 3Q24 YTD

Strong league table results

Middle market bookrunner by volume 12 months ended September 30, 2025[3]

Sponsor	#4
Overall	#8

See pages 31-32 for notes.

17

Building a premier Private Bank and Private Wealth franchise

Positioning the business for continued growth and profitability

Expanding PBOs


Citizens

Boston, MA	Newport Beach, CA (2H25)
Palm Beach, FL	San Diego, CA (2H25)
San Francisco, CA	Menlo Park, CA (1H26)
Mill Valley, CA	West Palm Beach, FL (1H26)
New York, NY	Los Angeles, CA (2H26)

Average deposits per PBO
$325 million
open over 1 year

Plan to double PBOs by YE2026, further accelerating growth

Scaling the team, currently ~500 people



- Expanded into Southern California
- Co-located Private Wealth teams to all PB markets
- Enhancing product expertise
- Alternative asset specialists


SAN FRANCISCO
MENLO PARK
LOS ANGELES
NEWPORT BEACH
SAN DIEGO
BOSTON
NEW YORK
PALM BEACH

Attracting new clients by broadening capabilities



- Improved technology and digital capabilities to further enhance client experience (automate onboarding, reduce account opening times, drive analytics)
- Launched Partner Loan program and modernized securities based lending platform, as well as additional lending solutions for PE/VC professional investors
- Building out family office capabilities
- Scaling Alternatives with multiple discipline managers onboarded to the platform

18

Private Bank buildout - financial update

Tracking above targets with accelerating momentum

Delivering financial impact

- Expect ~7% earnings contribution to total CFG in 2025, ahead of original expectation for 5%+
- Expect to maintain ROE in the 20 to 25% range in 2025 and over the medium term
- Tracking well towards targets: ~$12 billion deposits, ~$7 billion loans and ~$11 billion AUM by end of 2025

Deposits


$s in billions
Avg
Spot
$4.8
$5.6
$8.5
$8.7
$10.7
$12.5
3Q24
2Q25
3Q25

- ~34% DDA; ~2.3% total deposit cost
- Continued strong client growth in Q3 with a ~$2.2 billion increase in average deposits; $3.8 billion spot growth

Loans


$s in billions
Avg
Spot
$1.7
$2.0
$4.0
$4.9
$5.3
$5.9
3Q24
2Q25
3Q25

- Avg. portfolio yield ~6.6%; ~4.3% spread over deposit cost
- 3Q25 loan growth driven by higher capital call line utilization, as well as growth in retail mortgage

AUM[1]


As of 9/30/25
$4.1
$6.5
$7.6
3Q24
2Q25
3Q25

- 8 advisor teams added since launch across key markets
  - New York, San Francisco, Boston, Boca Raton, Naples, Southern California
- Transactional AUM $1.4 billion at 3Q25, with total client assets at $9 billion

See pages 34-35 for notes.

19

20 Financial objectives Reimagine the Bank - Positioning Citizens to win long term Further upskilling AI/ ML talent Retail network optimization AI-driven pricing, credit, collections Hyper- personalized CX Agentic AI enabled Call Center Vendor simplification – Redesign E2E processes and customer journeys – Build Agentic AI infrastructure Redesign customer journeys AI-driven fraud, KYC and AML tools Automate operations Empowered bankers with AI- driven intelligence Corporate facilities optimization [Program benefits to fund ongoing transformation beginning in 2026] Modernizing our platforms by embracing technology innovation, simplifying the business model, and streamlining our cost base ■ Minimize impact of one-time costs and capital investments in 2026 by executing initiatives with faster payback ■ Deliver positive net benefits in 2027, accelerating in 2028 ■ Aspire to fully phased in run-rate benefits greater than TOP 6 ($400MM+) More details in January. What to expect: Leverage new technologies to further simplify and modernize operations and enhance customer experience Rationalize technology platforms, re-engineer and automate processes, simplify our business model Transformative investments • Deploy AI/agentic AI to improve customer experience, efficiency and decision making. Focus areas include: – Pricing and credit underwriting – KYC and AML – Fraud – Further automate operations; call center restructure – Technology development and resiliency – Enhanced analytics to improve client service and engagement • 100% in the cloud by YE2025; exit data centers and reduce number of business applications • Rationalize corporate facilities given shifting workforce dynamics • Further standardize, streamline and automate operational processes • Strategic restructure of vendor relationships • Reposition branch network for growth • Next-gen personalization

21 4Q25 outlook vs. 3Q25 See pages 34-35 for notes. 3Q25 4Q25 outlook Net interest income $1,488MM ■ Up 2.5 - 3% ■ NIM up ~5 bps ■ Earning assets up slightly Noninterest income $630MM ■ Stable Noninterest expense $1,335MM ■ Stable to up slightly Net charge-offs $162MM; 46 bps ■ Continued favorable trend; low 40s bps CET1 ratio(1) 10.7% ■ Stable ■ ~$125MM in share repurchases Tax rate 21.4% ■ ~22.5%

Meaningful NIM improvement over the medium term

Chart not to scale

Medium-term NIM target 3.25 to 3.50%

Factors supporting 3.25 to 3.50% NIM

- Swaps and Non-Core runoff
- Stable to improving balance sheet mix
- Fed funds terminal range of 2.75-3.75%
- Cumulative IBD beta of low/mid 50's %



3.00%
3.50%
Fed funds at or above 3.75% favor top end of range or above
3.25%
Fed funds at or below 2.75% favor bottom of range or below
3Q25
2025
2026
2027

Cumulative NIM impact from starting point 3Q25

In basis points

	4Q25	4Q26	4Q27
Terminated swaps	+1	+15	+19
Non-Core	+2	+5	+7
Cumulative time-based NIM benefit vs. 3Q25	+3	+20	+26
Fixed-rate asset repricing benefit	+1	+6 to +8	+10 to +15
Asset sensitivity net of swaps/other impacts	+1	-11 to +2	-11 to +9
Projected NIM range	**~3.05%**	**~3.15 to 3.30%**	**~3.25 to 3.50%**

+26 bps time-based NIM benefit 3Q25 to 4Q27

Net benefit 0 to +25 bps

Assumes range for 10-year treasury rate of 4.15 to 4.50% through 2027

22

23 ■ Robust capital and liquidity position; further enhancing performance with balance sheet optimization ■ Credit allowance remains strong; credit metrics continue to trend favorably ■ Flexibility to support customers and invest while continuing to return capital to shareholders – Increased the quarterly common dividend by 9.5% to $0.46; repurchased $75 million of common stock in 3Q25 ■ Track record of strong execution; excellence in our capabilities, highly competitive with mega-banks and peers ■ Commitment to operating and financial discipline; TOP 10 on target to deliver pre-tax run-rate benefit of ~$100 million by YE2025; continuing to develop the initiatives for 'Reimagine the Bank' (multi-year transformational TOP program) Citizens is an attractive investment opportunity ■ Transformed Consumer Bank with leading retail deposit franchise; well positioned in NYC Metro to gain market share; performance tracking well ■ Best-positioned Commercial Bank ready to serve private capital and high-growth sectors of the U.S. economy ■ Building premier Private Bank/Wealth franchise – Continued to make strong progress, contributing $0.08 to EPS in 3Q25 and projecting ~7% earnings accretion in 2025 – Achieved cumulative net positive EPS contribution, completely covering our investment in ~2 years – Accelerating AUM growth with leading wealth team hires in key markets Maintaining a robust balance sheet Citizens has transformed since IPO given sound strategy, capable and experienced leadership and a strong customer-focused culture Well positioned to deliver ~16 to 18% ROTCE over the medium term given strategic initiatives and 2025 to 2027 NII tailwinds ■ Significant NII tailwind from Non-Core and swaps over the medium term; confident in target NIM range ~3.25 to 3.50% ■ Private Bank results go from start-up to delivering an attractive 20 to 25% return on equity in FY2025 and beyond Continue to have a series of unique initiatives that will lead to relative medium-term outperformance

Appendix ■ Interest rate risk management ■ Non-Core assets and funding ■ AOCI accretion ■ Credit

25 $26.3 $26.3 $29.8 $31.8 $29.9 $26.6 $25.7 $27.3 $3.7 $7.3 $8.4 $11.6 $13.5 $18.3 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26 $28.6 $27.4 $22.0 $14.8 $5.4 $2.8 $13.0 $19.2 $14.6 2025 2026 2027 2028 2029 Interest rate risk management W.A. receive-fixed rate 3.1% 3.1% 3.2% 3.3% 3.4% 3.5% 3.5% 3.6% 3.2% 3.5% 3.7% 3.6% 3.7% Executed post 6/30/23 - - 4.0% 4.0% 3.9% 3.8% 3.8% 3.7% 4.0% 3.8% 3.7% 3.6% 3.7% Executed pre 6/30/23 3.1% 3.1% 3.1% 3.1% 3.2% 3.2% 3.2% 3.3% 3.1% 3.2% 3.4% 2.6% - NII impact from terminated swaps ($MM): In-period impact $(127) $(119) $(108) $(103) $(88) $(62) $(52) $(28) $(457) $(230) $(40) $(3) $0 Sequential benefit $9 $8 $11 $5 $15 $26 $10 $24 $36 $227 $190 $37 $3 Receive-fixed cash flow swaps (average notional in $ billions) ■ Slightly asset sensitive; approximately +/- 1% impact to NII over the next 12 months with a gradual +/- 100 bps change in rates relative to the forward curve ■ Receive-fixed cash flow swaps represent the primary tool to manage overall asset sensitivity – Well hedged against lower rates through mid 2027 ■ Pay-fixed swaps against securities portfolio help protect capital by reducing AOCI volatility Receive-fixed swaps executed post 6/30/23 Receive-fixed swaps executed pre 6/30/23 (legacy) Maintaining strong liquidity while shortening duration Fixed/floating-rate mix 14% 19% 67% Securities $43B 34% 22% 44% Loans $141B Fixed Fixed with hedges Floating Floating with hedges Commentary 15% 15% 70% 37% 16% 47% As of 9/30/25 (1) See pages 34-35 for notes.

26 $5.8 $4.6 $3.5 $2.5 $1.1 $0.3 $2.9 $2.4 $2.0 $1.6 $0.3$4.0 $3.4 $2.8 $2.3 $1.0 $0.2 $0.2 $0.2 $0.2 $0.2 $0.1 $0.1 $1.6 $1.0 $0.5 1Q25 2Q25 3Q25 4Q25 4Q26 4Q27 Non-Core portfolio - accelerating runoff with education loan sale Non-Core Dedicated structural funding Non-Core portfolio(1) Indirect auto Auto collateralized borrowings $s in billions Other Quarterly 2025 Education (HFS) ■ Non-Core loan portfolio has been reduced from $3.6 billion at 2Q25 to $3.0 billion at 3Q25 ■ Non-Core education loans of $0.5 billion remaining in held for sale as of September 30, 2025 – Announced in April 2025 an agreement to sell ~$1.9 billion of Non-Core education loans of which ~$200 million settled during 1Q25, ~$600 million settled in 2Q25 and ~$485 million settled in 3Q25; remainder settles in 4Q25 $4.2B ex. HFS $3.6B ex. HFS $3.0B ex. HFS See pages 34-35 for notes. Commentary

27 AOCI accretion Protecting CET1 - AFS marks; duration decreasing with securities portfolio hedging; less sensitivity to rates. Illustrate how sensitivity to a 50 bp move has fallen from 12/31/22 to 9/30/23 to 12/31/23 ...As recent actions limit AOCI volatility to protect capital $(1.8) $(1.6) $(1.5) $(1.4) $(0.3) $(0.3) $(0.3) $(0.3) $(0.2) $(0.1) $0.2 $0.2 Swaps Pension Securities 9/30/2025 12/31/2025 12/31/2026 12/31/2027 $(2.3) $(2.0) $(1.5) ~35% TCE CET1(2) $(2.1) $(1.9) $(1.7) Commentary ■ Expect benefit to capital via accretion to AOCI as unrealized losses "burn off" – ~$350 million in unrealized losses related to securities and pension expected to "burn off" by YE2027, adding ~21 bps to the CET1 ratio adjusted for AOCI opt-out removal(4) ■ Portfolio management actions focused on reducing duration of securities to protect capital by limiting volatility in AOCI – Immediate 50 bp parallel increase in rates would negatively impact CET1 ratio adjusted for AOCI opt-out removal by ~24 bps; a 50 bp parallel decrease would positively impact by ~24 bps Burn-off by YE2027~17% (1) Select totals may not sum due to rounding (2) CET1 adjusted for AOCI opt-out removal accretion based on forward curve with Fed funds reaching a terminal rate of ~3.25% (3) Unrealized losses in swap portfolio includes both active and terminated swaps (4) CET1 ratio impact for illustrative purposes assumes the RWA balance at 9/30/25 Projected accretion to TCE and CET1 adjusted for AOCI opt-out removal(1) Accretes to CET1(2) (3) $s in billions $(2.0) $(1.8) $(1.5) $(0.3) $(0.3) $(0.3) $(0.3) $(0.1) Swaps Pension Securities 6/30/2025 12/31/2025 12/31/2026 $(1.5) $(1.7)

28 $72.5B Commercial credit portfolio Commercial portfolio risk ratings(3) $s in billions 58% 61% 62% 16% 17% 17% 18% 16% 15% 8% 6% 6% 3Q24 2Q25 3Q25 B- and lower B+ to B BB+ to BB- AAA+ to BBB- $72.5 Highlights $71.6 $ Balances % of CFG C&I Finance and Insurance $ 15.8 11 % Capital call facilities $ 8.3 Private Credit Finance 3.3 Other Finance and Insurance 4.2 Other Manufacturing 3.7 3 Technology 2.9 2 Accommodation and Food Services 2.1 1 Health, Pharma, Social Assistance 2.3 2 Professional, Scientific, and Technical Services 2.6 2 Wholesale Trade 2.4 2 Retail Trade 2.0 1 Other Services 2.3 1 Energy & Related 1.9 1 Rental and Leasing 1.2 1 Consumer Products Manufacturing 0.8 1 Administrative and Waste Management Services 1.2 1 Arts, Entertainment, and Recreation 1.7 1 Automotive 1.2 1 Other (1) 2.9 2 Total C&I $ 47.0 33 % CRE Multi-family $ 9.6 7 % Office 4.6 3 Credit tenant lease and life sciences(2) $ 2.1 Other general office 2.5 Industrial 2.6 2 Retail 2.9 2 Co-op 1.8 1 Data Center 0.9 1 Hospitality 0.4 — Other (1) 2.7 2 Total CRE $ 25.5 18 % Total Commercial loans & leases $ 72.5 51 % Total CFG $ 140.9 Diverse and granular portfolio ■ Disciplined capital allocation and risk appetite – Highly experienced leadership team – Focused client selection ■ C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality – ~82% of C&I portfolio is investment grade equivalent ■ Leveraged loans ~1.5% of total CFG loans, granular hold positions with an average outstanding of ~$12 million ■ CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection – CRE portfolio down $2.4 billion, or ~9% year-over-year, driven primarily by paydowns $71.8 See pages 34-35 for notes. $s in billions ■ [Non-depository financial institution (NDFI) balance under regulatory definition of [$15.9] billion; BBB- ratings equivalent]

29 Suburban Class C 3% CBD Class C 6% Suburban Class A 39% CBD Class A 12% Suburban Class B 28% CBD Class B 12% 50% 100% 100% 48% 86% 100% 88% 61% 100% 50% 52% 14% 100% 12% 39% New York, NY Washington, DC Los Angeles, CA Atlanta, GA Dallas, TX Chicago, IL Phoenix, AZ Baltimore, MD Boston, MA Minneapolis, MN Suburban CBD NY 17.1% NJ 11.1% VA 9.0% CA 8.9% TX 7.5% MD 7.0% GA 4.5% OH 4.1% PA 4.1% IL 3.6% AZ 3.5% MA 3.3% MN 3.0% CO 2.7% WA 2.5% Other 8.1% Commercial Real Estate - General Office portfolio well diversified(1) $2.5B General Office by state Other NC MO VT FL DC MI UT SC CT NH RI $2.5B General Office class & location Outstanding *Manhattan is ~$153 million $ 674 293 177 114 109 92 88 85 78 77 $s in millions, as of 9/30/25 See pages 34-35 for notes. As of 9/30/25 As of 9/30/25 Commentary ■ General Office portfolio is well diversified geographically ■ 70% suburban, generally performing better than CBD properties ■ 91% Class A/B ■ Continue to work down the portfolio, reducing balance from $4.1 billion in 1Q23 to $2.5 billion in 3Q25, reflecting paydowns and charge-offs – Remaining exposure is well reserved with 12.4% coverage Top 10 General Office MSA breakdown *

$68.4B Retail credit portfolio

Retail portfolio(1)

As of 9/30/25
$s in billions


Other retail
$4.1
Education - refinance
$5.3
Education - in school
$3.3
Auto
$2.8
$34.5
Residential mortgage
$18.4
Home equity

High quality, diverse portfolio

Super-prime/prime*	Secured	Homeowners
~96%	~81%	~2/3
of retail portfolio > 680	of retail portfolio	of unsecured retail borrowers(3)

Improving retail portfolio mix


$73.0B
19%
19%
62%
2Q23**
$68.4B
4%
18%
78%
3Q25
Non-Core
(Auto & other indirect lending)
Core unsecured
(Education, Other retail)
Core real estate secured
(Mortgage, Home equity)

Retail portfolio FICOs(2)

$s in billions


<640
640-679
680-739
740-799
800+
$69.8
5%
4%
15%
31%
45%
3Q24
$67.7
5%
4%
14%
31%
46%
2Q25
$68.4
5%
3%
14%
31%
47%
3Q25

- Retail portfolio mix continues to improve with focus on high quality relationship lending
- Core real estate secured increased to 78% of the portfolio as Non-Core was reduced significantly from 19% to 4%
  - Mortgage: FICO ~790; weighted-average LTV of ~51%
  - Home equity: FICO ~760; ~30% secured by 1st lien
    - ~99% CLTV less than 80%; ~87% CLTV less than 70%
- Core unsecured relatively stable at 18%; targeting super-prime/high-prime relationship borrowers
  - Education: FICO ~785
    - In-school: ~98% co-signed
    - Refinance: ~40% have advanced degrees
  - Other retail: consists of card and Citizens Pay; target high quality borrowers; loss sharing in Citizens Pay

*Super-prime/prime defined as FICO of 680 or above at origination
**2Q23 represents the start of the Non-Core portfolio designation
See pages 34-35 for notes.

30

31 Allocation of allowance for credit losses by product type September 30, 2025 June 30, 2025 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Commercial and industrial(1) $ 46,953 $641 1.36% $ 45,412 $611 1.35 % Commercial real estate 25,540 624 2.44 26,230 658 2.51 Total commercial 72,493 1,265 1.74 71,642 1,269 1.77 Residential mortgages 34,477 211 0.61 33,823 201 0.59 Home equity 18,415 161 0.87 17,711 153 0.87 Automobile 2,816 13 0.45 3,407 15 0.42 Education 8,556 275 3.22 8,550 269 3.15 Other retail 4,113 276 6.72 4,171 302 7.24 Total retail loans 68,377 936 1.37 67,662 940 1.39 Allowance for credit losses(2) $140,870 $2,201 1.56% $139,304 $2,209 1.59 % See pages 34-35 for notes.

32 Delinquency by product type September 30, 2025 (%) June 30, 2025 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial 99.30% 0.11% 0.02% 0.08% 0.49% 99.32% 0.13% 0.03% 0.01% 0.51 % Commercial real estate 96.59 0.35 0.28 0.03 2.75 96.77 0.29 0.02 0.23 2.69 Total commercial 98.34 0.20 0.11 0.06 1.29 98.39 0.19 0.02 0.09 1.31 Residential mortgages(1) 98.77 0.23 0.12 0.33 0.55 98.71 0.22 0.10 0.38 0.59 Home equity 97.79 0.45 0.15 — 1.61 97.81 0.45 0.15 — 1.59 Automobile 95.95 2.20 0.75 — 1.10 96.22 2.05 0.73 — 1.00 Education 99.14 0.40 0.21 0.02 0.23 99.18 0.39 0.19 0.02 0.22 Other retail 97.50 0.78 0.53 — 1.19 97.26 0.89 0.58 0.02 1.25 Total retail 98.35 0.43 0.19 0.17 0.86 98.32 0.44 0.19 0.19 0.86 Total 98.35% 0.31% 0.15% 0.11% 1.08% 98.36% 0.31% 0.10% 0.14% 1.09 % See pages 34-35 for notes.

33 Notable items(1) There are no notable items in third quarter 2025 or second quarter 2025, as our intention going forward is to limit these to those items of greatest significance. Third quarter 2024 results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives. These notable items were excluded from reported results to better reflect Underlying operating results. See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described above. Notable items - Integration-related 3Q25 2Q25 3Q24 $s in millions, except per share data Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Salaries & benefits $ — $ — $ — $ — $ (2) $ (2) Equipment and software — — — — — — Outside services — — — — — — Occupancy — — — — — — Other expense — — — — — — Noninterest expense $ — $ — $ — $ — $ (2) $ (2) EPS Impact - Noninterest expense $ — $ — $ — Total Integration Costs $ — $ — $ — $ — $ (2) $ (2) EPS Impact - Total Integration-related $ — $ — $ — Other notable items - TOP & Other 3Q25 2Q25 3Q24 $s in millions, except per share data Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Tax notable items $ — $ — $ — $ — $ — $ — Noninterest income $ — $ — $ — $ — $ (2) $ (1) Salaries & benefits $ — $ — $ — $ — $ (2) $ (2) Equipment and software — — — — (2) (2) Outside services — — — — (2) (2) Occupancy — — — — (1) — Other expense — — — — (2) (1) Noninterest expense $ — $ — $ — $ — $ (9) $ (7) Total Other Notable Items $ — $ — $ — $ — $ (11) $ (8) EPS Impact - Other Notable Items $ — $ — $ (0.02) Total Notable Items $ — $ — $ — $ — $ (13) $ (10) Total EPS Impact $ — $ — $ (0.02)

34 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. Notes Notes on slide 3 - 3Q25 GAAP Summary 1) 3Q25 includes preferred stock early redemption costs of $5MM. 2) See general note a). Notes on slide 4 - 3Q25 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - 3Q25 financial performance detail 1) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 2) At September 30, 2025, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 3) 3Q25 includes preferred stock early redemption costs of $5MM. 4) See general note a). 5) See general note d). Notes on slide 6 - 3Q25 Overview 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 8 - Noninterest income 1) See note on non-GAAP financial measures. 2) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. 3) See above note on non-GAAP financial measures. See Notable Items slide 33 for more detail. Notes on slide 9 - Noninterest expense 1) See above note on non-GAAP financial measures. See Notable Items slide 33 for more detail. Notes on slide 12 - Highly diversified and retail-oriented deposit base 1) Estimated based on available company disclosures; Citizens stable deposits calculated using average Consumer deposits. 2) Includes branch-based checking with interest and savings. Notes on slide 14 - Allowance for credit losses 1) Allowance for credit losses to nonaccrual loans and leases. Notes on slide 15 - Strong capital position 1) See general note d). 2) See general note c). Notes on slide 16 - Transformed Consumer Bank 1) Mass affluent and above are retail households with the higher value of IXI or current month deposit/investment balances greater than or equal to $100K. Notes on slide 17 - Best-positioned Commercial Bank 1) Compounded annual growth rate is calculated using 2025 YTD annualized results (through 9/30). 2) Reflects business unit results for Commercial Payments activities. 3) Represents loan syndications; source: LSEG LPC For slide 18 - *AUM as of 9/30/2025. As Assets Under Management referenced above represents aggregated AUM [of the Private Bank] across our investment advisory affiliates.

35 Notes continued Notes on slide 19 - Private Bank buildout - financial update 1) Assets Under Management referenced represents aggregated AUM of the Private Bank across our investment advisory affiliates. Notes on slide 21 - 4Q25 outlook vs. 3Q25 1) See general note d). Notes on slide 25 - Interest rate risk management 1) Represents fair value balances. Notes on slide 26 - Non-Core portfolio - accelerating runoff with education loan sale 1) See general note c). Notes on slide 28 - $72.5B Commercial credit portfolio 1) Includes deferred fees and costs. 2) Credit tenant lease includes loans to nationally recognized tenants with high credit ratings and life sciences includes loans to provide lab and office space for tenants involved in the study and development of scientific discoveries. 3) Reflects period end balances. Notes on slide 29 - Commercial Real Estate - General Office portfolio well diversified 1) See general note c). Notes on slide 30 - $68.4B Retail credit portfolio 1) See general note c). 2) Reflects period end balances. 3) Estimated based on 2024 data. Source: Citizens customer data, Equifax, Intercontinental Exchange. Notes on slide 31 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Coverage ratio reflects total allowance for credit losses for the respective portfolio. Notes on slide 32 - Delinquency by product type 1) 90+ days past due and accruing includes $114 million, $128 million,and $145 million of loans fully or partially guaranteed by the FHA, VA, and USDA for September 30, 2025, June 30, 2025, and September 30, 2024, respectively. Notes on slide 33 - Notable items 1) See note on non-GAAP financial measures.

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					3Q25 Change			
					2Q25		3Q24	
		3Q25	2Q25	3Q24	$	%	$	%
Noninterest income, Underlying:								
Noninterest income (GAAP)	A	$630	$600	$532	$30	5%	$98	18%
Less: Notable items		—	—	(2)	—	—	2	100
Noninterest income, Underlying (non-GAAP)	B	$630	$600	$534	$30	5%	$96	18%
Total revenue, Underlying:								
Total revenue (GAAP)	C	$2,118	$2,037	$1,901	$81	4%	$217	11%
Less: Notable items		—	—	(2)	—	—	2	100
Total revenue, Underlying (non-GAAP)	D	$2,118	$2,037	$1,903	$81	4%	$215	11%
Noninterest expense, Underlying:								
Noninterest expense (GAAP)	E	$1,335	$1,319	$1,259	$16	1%	$76	6%
Less: Notable items		—	—	11	—	—	(11)	(100)
Noninterest expense, Underlying (non-GAAP)	F	$1,335	$1,319	$1,248	$16	1%	$87	7%
Pre-provision profit:								
Total revenue (GAAP)	C	$2,118	$2,037	$1,901	$81	4%	$217	11%
Less: Noninterest expense (GAAP)	E	1,335	1,319	1,259	16	1	76	6
Pre-provision profit (non-GAAP)		$783	$718	$642	$65	9%	$141	22%
Pre-provision profit, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$2,118	$2,037	$1,903	$81	4%	$215	11%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,335	1,319	1,248	16	1	87	7
Pre-provision profit, Underlying (non-GAAP)		$783	$718	$655	$65	9%	$128	20%
Income before income tax expense, Underlying:								
Income before income tax expense (GAAP)	G	$629	$554	$470	$75	14%	$159	34%
Less: Income (expense) before income tax expense (benefit) related to notable items		—	—	(13)	—	—	13	100
Income before income tax expense, Underlying (non-GAAP)	H	$629	$554	$483	$75	14%	$146	30%
Income tax expense, Underlying:								
Income tax expense (GAAP)	I	$135	$118	$88	$17	14%	$47	53%
Less: Income tax expense (benefit) related to notable items		—	—	(3)	—	—	3	100
Income tax expense, Underlying (non-GAAP)	J	$135	$118	$91	$17	14%	$44	48%
Net income, Underlying:								
Net income (GAAP)	K	$494	$436	$382	$58	13%	$112	29%
Add: Notable items, net of income tax benefit		—	—	10	—	—	(10)	(100)
Net income, Underlying (non-GAAP)	L	$494	$436	$392	$58	13%	$102	26%
Net income available to common stockholders, Underlying:								
Net income available to common stockholders (GAAP)	M	$457	$402	$344	$55	14%	$113	33%
Add: Notable items, net of income tax benefit		—	—	10	—	—	(10)	(100)
Net income available to common stockholders, Underlying (non-GAAP)	N	$457	$402	$354	$55	14%	$103	29%

36

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					3Q25 Change			
		3Q25	2Q25	3Q24	2Q25 $/bps	2Q25 %	3Q24 $/bps	3Q24 %
Operating leverage:								
Total revenue (GAAP)	C	$2,118	$2,037	$1,901	$81	3.91%	$217	11.44%
Less: Noninterest expense (GAAP)	E	1,335	1,319	1,259	16	1.13	76	6.05
Operating leverage						2.78%		5.39%
Operating leverage, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$2,118	$2,037	$1,903	$81	3.91%	$215	11.29%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,335	1,319	1,248	16	1.13	87	6.91
Operating leverage, Underlying (non-GAAP)						2.78%		4.38%
Efficiency ratio and efficiency ratio, Underlying:								
Efficiency ratio	E/C	63.03 %	64.76%	66.23 %	(173) bps		(320) bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	63.03	64.76	65.61	(173) bps		(258) bps	
Effective income tax rate and effective income tax rate, Underlying:								
Effective income tax rate	I/G	21.38%	21.37%	18.56 %	1 bps		282 bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	21.38	21.37	18.75	1 bps		263 bps	
Return on average common equity and return on average common equity, Underlying:								
Average common equity (GAAP)	O	$23,288	$22,494	$22,380	$794	4%	$908	4%
Return on average common equity	M/O	7.77 %	7.18%	6.12 %	59 bps		165 bps	
Return on average common equity, Underlying (non-GAAP)	N/O	7.77	7.18	6.29	59 bps		148 bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:								
Average common equity (GAAP)	O	$23,288	$22,494	$22,380	$794	4%	$908	4%
Less: Average goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—
Less: Average other intangibles (GAAP)		126	134	140	(8)	(6)	(14)	(10)
Add: Average deferred tax liabilities related to goodwill (GAAP)		440	438	435	2	—	5	1
Average tangible common equity (non-GAAP)	P	$15,415	$14,611	$14,488	$804	6%	$927	6%
Return on average tangible common equity (non-GAAP)	M/P	11.75 %	11.05%	9.45 %	70 bps		230 bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	11.75	11.05	9.71	70 bps		204 bps	
Return on average total assets and return on average total assets, Underlying:								
Average total assets (GAAP)	Q	$219,117	$217,661	$218,578	$1,456	1%	$539	—%
Return on average total assets	K/Q	0.90 %	0.80%	0.70 %	10 bps		20 bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	0.90	0.80	0.71	10 bps		19 bps	

37

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS			3Q25 Change			
		3Q25	2Q25	3Q24	2Q25 $/bps	2Q25 %	3Q24 $/bps	3Q24 %
Return on average total tangible assets and return on average total tangible assets, Underlying:								
Average total assets (GAAP)	Q	$219,117	$217,661	$218,578	$1,456	1%	$539	—%
Less: Average goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—
Less: Average other intangibles (GAAP)		126	134	140	(8)	(6)	(14)	(10)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	438	435	2	—	5	1
Average tangible assets (non-GAAP)	R	$211,244	$209,778	$210,686	$1,466	1%	$558	—%
Return on average total tangible assets (non-GAAP)	K/R	0.93 %	0.83%	0.72 %	10 bps		21 bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/R	0.93	0.83	0.74	10 bps		19 bps	
Book value per common share and tangible book value per common share:								
Common shares - at period-end (GAAP)	S	431,453,142	432,768,811	445,216,549	(1,315,669)	—%	(13,763,407)	(3%)
Common stockholders' equity (GAAP)	T	$23,718	$23,121	$22,820	$597	3	$898	4
Less: Goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—
Less: Other intangible assets (GAAP)		123	128	137	(5)	(4)	(14)	(10)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	440	435	—	—	5	1
Tangible common equity (non-GAAP)	U	$15,848	$15,246	$14,931	$602	4%	$917	6%
Book value per common share (GAAP)	T/S	$54.97	$53.43	$51.25	$1.54	3%	$3.72	7%
Tangible book value per common share (non-GAAP)	U/S	$36.73	$35.23	$33.54	$1.50	4%	$3.19	10%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:								
Average common shares outstanding - basic (GAAP)	V	431,365,552	433,640,210	446,561,996	(2,274,658)	(1%)	(15,196,444)	(3%)
Average common shares outstanding - diluted (GAAP)	W	435,472,350	436,539,774	449,913,467	(1,067,424)	—	(14,441,117)	(3)
Net income per average common share - basic (GAAP)	M/V	$1.06	$0.93	$0.77	$0.13	14	$0.29	38
Net income per average common share - diluted (GAAP)	M/W	1.05	0.92	0.77	0.13	14	0.28	36
Net income per average common share - basic, Underlying (non-GAAP)	N/V	1.06	0.93	0.79	0.13	14	0.27	34
Net income per average common share - diluted, Underlying (non-GAAP)	N/W	1.05	0.92	0.79	0.13	14	0.26	33
Dividend payout ratio and dividend payout ratio, Underlying:								
Cash dividends declared and paid per common share	X	$0.42	$0.42	$0.42	$—	—%	$—	—%
Dividend payout ratio	X/(M/V)	40 %	45 %	55 %	(554) bps		(1,493) bps	
Dividend payout ratio, Underlying (non-GAAP)	X/(N/V)	40	45	53	(554) bps		(1,338) bps	
Common equity ratio and tangible common equity ratio:								
Total assets (GAAP)	Y	$222,747	$218,310	$219,706	$4,437	2	$3,041	1%
Less: Goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—
Less: Other intangible assets (GAAP)		123	128	137	(5)	(4)	(14)	(10)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	440	435	—	—	5	1
Tangible assets (non-GAAP)	Z	$214,877	$210,435	$211,817	$4,442	2%	$3,060	1%
Common equity ratio (GAAP)	T/Y	10.6 %	10.6 %	10.4 %	6 bps		26 bps	
Tangible common equity ratio (non-GAAP)	U/Z	7.4	7.2	7.0	16 bps		35 bps	

38

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					3Q25 Change			
		3Q25	2Q25	3Q24	2Q25		3Q24	
					$/bps	%	$/bps	%
Net interest income and net interest margin on an FTE basis:								
Net interest income (annualized) (GAAP)	AA	$5,902	$5,770	$5,447	$132	2%	$455	8%
Average interest-earning assets (GAAP)	BB	197,598	196,318	197,164	1,280	1	434	—
Net interest margin (GAAP)	AA/BB	2.99 %	2.94%	2.76%	5 bps		23 bps	
Net interest income (GAAP)		$1,488	$1,437	$1,369	$51	4%	$119	9%
FTE adjustment		4	4	4	—	—	—	—
Net interest income on an FTE basis (non-GAAP)		1,492	1,441	1,373	51	4	119	9
Net interest income on an FTE basis (annualized) (non-GAAP)	CC	5,919	5,786	5,465	133	2	454	8
Net interest margin on an FTE basis (non-GAAP)	CC/BB	3.00 %	2.95%	2.77%	5 bps		23 bps	
Card fees, Underlying:								
Card fees (GAAP)		$87	$90	$93	($3)	(3%)	($6)	(6%)
Less: Notable items		—	—	6	—	—	(6)	(100)
Card fees, Underlying (non-GAAP)		$87	$90	$87	($3)	(3%)	$—	—%
Other income, Underlying:								
Other income (GAAP)		$31	$42	$24	($11)	(26%)	$7	29%
Less: Notable items		—	—	(8)	—	—	8	100
Other income, Underlying (non-GAAP)		$31	$42	$32	($11)	(26%)	($1)	(3%)
Salaries and employee benefits, Underlying:								
Salaries and employee benefits (GAAP)		$705	$681	$647	$24	4%	$58	9%
Less: Notable items		—	—	4	—	—	(4)	(100)
Salaries and employee benefits, Underlying (non-GAAP)		$705	$681	$643	$24	4%	$62	10%
Equipment and software, Underlying:								
Equipment and software (GAAP)		$197	$193	$194	$4	2%	$3	2%
Less: Notable items		—	—	2	—	—	(2)	(100)
Equipment and software, Underlying (non-GAAP)		$197	$193	$192	$4	2%	$5	3%
Outside services, Underlying:								
Outside services (GAAP)		$161	$169	$146	($8)	(5%)	$15	10%
Less: Notable items		—	—	2	—	—	(2)	(100)
Outside services, Underlying (non-GAAP)		$161	$169	$144	($8)	(5%)	$17	12%
Occupancy, Underlying:								
Occupancy (GAAP)		$106	$108	$108	($2)	(2%)	($2)	(2%)
Less: Notable items		—	—	1	—	—	(1)	(100)
Occupancy, Underlying (non-GAAP)		$106	$108	$107	($2)	(2%)	($1)	(1%)
Other operating expense, Underlying:								
Other operating expense (GAAP)		$166	$168	$164	($2)	(1%)	$2	1%
Less: Notable items		—	—	2	—	—	(2)	(100)
Other operating expense, Underlying (non-GAAP)		$166	$168	$162	($2)	(1%)	$4	2%

39

40 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 1Q25 4Q24 Noninterest income, Underlying: Noninterest income (GAAP) A $544 $574 Less: Notable items — 10 Noninterest income, Underlying (non-GAAP) B $544 $564 Total revenue, Underlying: Total revenue (GAAP) C $1,935 $1,986 Less: Notable items — 10 Total revenue, Underlying (non-GAAP) D $1,935 $1,976 Noninterest expense, Underlying: Noninterest expense (GAAP) E $1,314 $1,316 Less: Notable items — 24 Noninterest expense, Underlying (non-GAAP) F $1,314 $1,292 Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio E/C 67.9% 66.3% Efficiency ratio, Underlying (non-GAAP) F/D 67.9 65.4

41 Non-GAAP financial measures and reconciliations - CET1 adjusted for AOCI opt-out removal QUARTERLY TRENDS 3Q25 2Q25 CET1 Ratio adjusted for AOCI opt-out removal CET1 capital $ 18,046 $ 17,812 Less: AFS securities - AOCI 1,060 1,282 HTM securities - AOCI(1) 700 719 DTA for AFS/HTM securities 30 31 Pension 294 297 DTA for Pension 4 3 CET 1 capital adjusted for AOCI opt-out removal A $15,958 $15,480 Risk-weighted assets 168,932 168,017 Less: HTM securities - AOCI 121 125 AFS securities - AOCI 167 208 DTA for AFS/HTM securities (1,422) (1,628) Pension 294 297 DTA for Pension (260) (263) Risk-weighted assets adjusted for AOCI opt-out removal B $170,032 $169,278 CET1 Ratio adjusted for AOCI opt-out removal A/B 9.4% 9.1% $s in millions, except share, per share and ratio data (1) "HTM securities - AOCI" refers to unrealized losses recognized on securities before transfer to HTM

42 Non-GAAP financial measures and reconciliations QUARTERLY TRENDS 3Q25 Change 3Q25 2Q25 3Q24 2Q25 3Q24 $/bps % $/bps % Total Retail loans - at period-end $68,377 $67,662 $69,824 $715 1% ($1,447) (2%) Less: Non-core retail loans - at period-end 2,972 3,573 7,869 (601) (17) (4,897) (62) Less: Private bank retail loans - at period-end 1,749 1,496 670 253 17 1,079 161 Total Retail loans excluding Private Bank and non-core - at period-end $63,656 $62,593 $61,285 $1,063 2% $2,371 4% Total Commercial loans - at period-end $72,493 $71,642 $71,808 $851 1% $685 1% Less: Private bank commercial loans - at period-end $4,189 $3,395 $1,353 $794 23 $2,836 210 Total Commercial loans excluding Private Bank - at period-end $68,304 $68,247 $70,455 $57 —% ($2,151) (3%) $s in millions, except share, per share and ratio data

43 Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core $s in millions, except share, per share and ratio data 3Q25 Net income available to common stockholders, Underlying: Net income available to common stockholders (GAAP) $457 Add: Notable items, net of income tax benefit — Net income available to common stockholders, Underlying (non-GAAP) A $457 Private Bank Net income available to common stockholders, (GAAP) 35 Less: Private Bank Notable Items — Private Bank Net income available to common stockholders, Underlying (non-GAAP) B $35 Non-Core Net income available to common stockholders, (GAAP) C ($14) Net income available to common stockholders excluding Private Bank & Non-Core, Underlying (non-GAAP) D=(A-B-C) $435 Return on average tangible common equity and return on average tangible common equity, Underlying: Average common equity (GAAP) $23,288 Less: Average goodwill (GAAP) 8,187 Less: Average other intangibles (GAAP) 126 Add: Average deferred tax liabilities related to goodwill (GAAP) 440 Average tangible common equity (non-GAAP) E $15,415 Return on average tangible common equity excluding Private Bank & Non-Core, Underlying (non-GAAP) D/E 11.2%